Exhibit 16.1

Most & Company, LLP

Certified Public Accountants

 275 Madison Avenue

New York, NY  10016

Tel 212-286-9800

Fax 212-682-5629

October 23, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Odyne Corporation, which were filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company’s Current Report on Form 8-K dated October 17, 2006.  We agree with the statements in Item 4.01 of such Form 8-K concerning our firm.

Very truly yours,

/s/ Most & Company, LLP

Most & Company, LLP